SIGNATURES
                                    Exhibits



July 19, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We have read Item 4 of Form 8-K dated July 16, 1999, of Micro-Integration Corp. and are in agreement with the statements contained in the second paragraph on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                     /s/ Ernst & Young LLP